Exhibit No. 32.1


  CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATIONS UNDER RULE
                          13a-14(b) OF THE EXCHANGE ACT



Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of BNCCORP, Inc. and Subsidiaries.



Date: November 5, 2004              BNCCORP, Inc.



                                    By /s/ Gregory K. Cleveland
                                       -----------------------------------------
                                           Gregory K. Cleveland
                                           Chief Executive Officer



                                    By /s/ Brenda L. Rebel
                                       -----------------------------------------
                                           Brenda L. Rebel
                                           Chief Financial Officer